Exhibit 31.1(a)

CERTIFICATIONS

I, Yahia Gawad, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of CardioGenics Holdings Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

 Date: January 27, 2012

By:	/s/ Yahia Gawad
_________________
Yahia Gawad
Chief Executive Officer